Exhibit 10.3

SECURITY AGREEMENT

This Security Agreement (this “Security Agreement”), dated as of [__], 2025, is executed by NEXTNAV INC., a Delaware corporation (“NextNav”), and the subsidiaries of NextNav listed on the signature pages hereto (NextNav, such subsidiaries and any additional subsidiaries of NextNav that join this Security Agreement from time to time, collectively with their permitted successors and assigns, the “Companies” and each a “Company”), in favor of GLAS Trust Company LLC, as collateral agent (together with its successors, the “Collateral Agent”) for each of the Holders of the Notes (as defined below) (collectively and together with their successors and assigns, together with the Collateral Agent, the “Secured Parties”).

RECITALS

WHEREAS, each Purchaser desires to purchase NextNav’s 5.00% Senior Secured Convertible Notes due 2028 (the “Notes”) to be issued pursuant to that certain indenture, dated as of [__], 2025, by and among NextNav, the guarantors party thereto, GLAS Trust Company LLC, as trustee, and the Collateral Agent (the “Indenture”); and

WHEREAS, in order to induce Secured Parties to purchase the Notes, the Companies have agreed to grant to the Collateral Agent for the benefit of itself and the Secured Parties the security interest in the Collateral described below to secure the obligations under the Notes and other Notes Documents (as defined below).

AGREEMENT

NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, each Company hereby agrees with the Collateral Agent and the Secured Parties as follows:

1.              Definitions and Interpretation. When used in this Security Agreement, the following terms have the following respective meanings:

“Collateral” has the meaning given to that term in Section 3 hereof.

“Obligations” means all loans, advances, debts, liabilities and obligations owed by NextNav to Secured Parties now existing or hereafter arising under or pursuant to the terms of the Notes and by the Companies under the Indenture, the Note Purchase Agreement or any other Notes Document, including in each case, all interest, fees, charges, expenses, costs chargeable to and payable by the Companies hereunder and thereunder, in each case, whether direct or indirect, absolute or contingent, due or to become due, and whether or not arising after the commencement of a proceeding under Title 11 of the United States Code (11 U.S.C. Section 101 et seq.), as amended from time to time (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding.

“UCC” means the Uniform Commercial Code as in effect in the State of New York from time to time.

All capitalized terms not otherwise defined herein shall have the respective meanings given in the Indenture. Unless otherwise defined herein, all terms defined in the UCC have the respective meanings given to those terms in the UCC.

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2.              Pledge. As security for the payment, performance or other satisfaction of all the Obligations, each Company hereby pledges to the Collateral Agent for the benefit of itself and the Secured Parties and grants to the Collateral Agent for the benefit of itself and the Secured Parties a lien on and security interest in all right, title and interests of such Company in and to (whether now owned or hereafter acquired):

(a)              all Equity Interests directly owned by it and any other Equity Interests obtained in the future by such Company and any certificates representing all such Equity Interests (all such Equity Interests, the “Pledged Stock”);

(b)              any debt obligations issued to such Company and the certificate, promissory notes and any other instruments, if any, evidencing such debt obligations (the “Pledged Debt”);

(c)              all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other Proceeds received in respect of the Pledged Stock and the Pledged Debt;

(d)              all rights and privileges of such Company with respect to the Pledged Stock, Pledged Debt and other property referred to in clause (c) above; and

(e)              all Proceeds of any of the foregoing (the Pledged Stock, Pledged Debt and other property referred to in this clause (e)  and in clauses (c) and (d) above being collectively referred to as the “Pledged Collateral”).

Notwithstanding anything to the contrary in this Security Agreement, each reference to Pledged Collateral or to any relevant type or item of property constituting Pledged Collateral shall be deemed to exclude any and all Excluded Assets; provided that if and when any such item, category or type of property shall case to be Excluded Assets, such property shall be deemed at all times from and after such date to constitute Pledged Collateral.

Each Company agrees promptly to deliver or cause to be delivered to the Collateral Agent (for the benefit of itself and the Secured Parties) no later than the date that is forty-five (45) calendar days after the later of (i) the Issue Date and (ii) the date of the acquisition, creation or otherwise obtaining of such property, any and all certificates or other instruments (if any) representing such Pledged Collateral; provided that no Company shall be required to deliver any certificate, promissory note or other instrument if the value of the underlying debt obligation corresponding to such certificate, promissory note or other instrument is less than $50,000. To the extent any Pledged Debt is evidenced by a duly executed promissory note, such Company shall promptly cause such promissory note to be pledged and delivered to the Collateral Agent for the benefit of itself and the Secured Parties.

Upon delivery to the Collateral Agent (i) any Pledged Collateral required to be delivered pursuant to the immediately preceding paragraph shall be accompanied by stock powers or note powers, as applicable, duly executed in blank or other instruments of transfer reasonably satisfactory to the Collateral Agent, and by such other instruments and documents as the Collateral Agent may reasonably request and (ii) all other property comprising part of the Pledged Collateral delivered pursuant to the terms of this Security Agreement shall be accompanies to the extent necessary to perfect the security interest in or allow realization on the Pledged Collateral by proper instruments of assignment duly executed by the applicable Company and such other instruments or documents as the Collateral Agent may reasonably request.

As of the Issue Date, the Equity Interests in limited liability companies that are pledged by the Companies hereunder which do not have a certificate do not constitute a security under Section 8-103 of the UCC. The Companies shall at no time elect to treat any interest in any limited liability company or limited partnership controlled by a Company and pledged hereunder as a “security” within the meaning of Article 8 of the UCC or issue any certificate representing such interest, unless promptly thereafter (and in any event within fifteen (15) calendar days) the applicable Company provides notification to the Collateral Agent of such election and delivers, as applicable, any such certificate to the Collateral Agent pursuant to the terms hereof. In the event that a Company acquired Equity Interests after the Issue Date in any Person that is not controlled by a Company and such Equity Interests both constitute Pledged Collateral and are uncertificated securities under the meaning of Article 8 of the UCC, then such Pledgor shall promptly notify the Collateral Agent thereof (and in any event within five (5) Business Days) and, if requested by the Collateral Agent, such Company shall promptly (and in any event within fifteen (15) calendar days of such request) take or cause to be taken all actions requested by the Collateral Agent to have “control” within the meaning of Section 9-106 and 8-106 of the UCC, including without limitation, executing and delivering any agreements in form and substance reasonably satisfactory to the Collateral Agent, with securities intermediaries or other Persons in order to establish “control”.

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3.              Grant of Security Interest. As security for the payment, performance or other satisfaction of all the Obligations, each Company hereby pledges to the Collateral Agent for the benefit of itself and the Secured Parties and grants to the Collateral Agent for the benefit of itself and the Secured Parties a lien on and security interest in all right, title and interests of such Company in and to the property described in Attachment 1 hereto, whether now existing, or hereafter from time to time acquired or arising and wherever now or hereafter located (collectively, the “Collateral”). Notwithstanding anything herein to the contrary, (i) the term “Collateral” shall not include, and no Company is pledging, nor granting a security interest hereunder in, any Excluded Assets, provided, however, Collateral shall include, and each Company is pledging and granting a security interest hereunder in, proceeds of Excluded Assets and (ii) unless the context expressly requires otherwise, the representations, warranties and covenants set forth in this Security Agreement shall not apply to the Excluded Assets. The Collateral Agent’s security interest in the Collateral is of a first priority, subject to Permitted Liens.

4.              General Representations and Warranties. As of the date hereof, each Company represents and warrants to the Collateral Agent and the Secured Parties that (a) such Company is the owner of the Collateral (or, in the case of after-acquired Collateral, at the time such Company acquires rights in the Collateral, will be the owner thereof) and that no other Person has (or, in the case of after-acquired Collateral, at the time such Company acquires rights therein, will have) any right, title, claim or interest (by way of Lien or otherwise) in, against or to the Collateral, subject to Permitted Liens; (b) upon the filing of a UCC-1 financing statement with the Secretary of State of the jurisdiction of organization of such Company (which is listed on Schedule B), the Collateral Agent for the benefit of itself and the Secured Parties has (or in the case of after-acquired Collateral, at the time such Company acquires rights therein, will have) a first priority perfected security interest in the Collateral to the extent that a security interest in the Collateral can be perfected by such filing, subject to Permitted Liens; (c) all inventory has been (or, in the case of hereafter produced inventory, will be) produced in material compliance with applicable laws, including the Fair Labor Standards Act; (d) all accounts receivable and payment intangibles are genuine and enforceable against the party obligated to pay the same; (e) the originals of all documents evidencing all accounts receivable and payment intangibles of Company and the only original books of account and records of such Company relating thereto are, and will continue to be, kept at the executive office of such Company set forth on Schedule B or at such other locations as such Company may establish in accordance with Section 6(d), and (f) all information set forth in Schedule A and Schedule B hereto is true and correct.

5.              Representations and Warranties regarding Intellectual Property. Each Company represents and warrants to the Collateral Agent and the Secured Parties that: (a) such Company does not own any patents, trademarks, copyrights or mask works registered in, or the subject of pending applications in, the Patent and Trademark Office or the Copyright Office or any similar offices or agencies in the United States or any political subdivision thereof, other than those described on Schedule A hereto; (b) such Company has, except for Permitted Liens, the sole, full and unencumbered right, title and interest in and to the trademarks shown on Schedule A and, to the extent that any such registered trademark is material to the business of such Company, such registration is valid and enforceable and in full force and effect; (c) such Company has, except for Permitted Liens, the sole, full and unencumbered right, title and interest in and to each of the patents shown on Schedule A and, to the extent that any such patent is material to the business of such Company, the registration thereof is valid and enforceable and in full force and effect; (d) such Company has, except for Permitted Liens, the sole, full and unencumbered right, title and interest in and to each of the copyrights shown on Schedule A and according to the records of the Copyright Office, any such copyright that is material to the business of such Company is valid and enforceable and in full force and effect; (e) such Company has, except for Permitted Liens, the sole, full and unencumbered right, title and interest in and to the mask works shown on Schedule A and according to the records of the Copyright Office, any such mask work that is material to the business of such Company is valid and enforceable and in full force and effect; (f) except as could not reasonably be expected to result in a Material Adverse Effect, there is no claim by any third party that any such patents, trademarks, copyrights or mask works are invalid and unenforceable or do or may violate the rights of any Person; and (g) except as could not reasonably be expected to result in a Material Adverse Effect, such Company has taken all reasonable steps necessary to protect the secrecy and the validity under applicable law of all material trade secrets.

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6.              Covenants Relating to Collateral. Each Company hereby agrees (a) to perform all acts that may be reasonably necessary to (i) maintain and preserve the Collateral, ordinary wear and tear and casualty events excepted and (ii) to the extent required hereunder, to protect and perfect the Collateral, the Lien granted to the Collateral Agent for the benefit of itself and the Secured Parties therein and the perfection and priority of such Lien, subject to Permitted Liens; (b) not to use or permit any Collateral to be used (i) in violation in any material respect of any applicable law, rule or regulation, or (ii) in violation of any policy of insurance covering the Collateral; (c) to pay promptly when due all taxes and other governmental charges, all Liens (other than Permitted Liens) and all other charges now or hereafter imposed upon or affecting any Collateral; (d) without 10 days’ prior written notice to the Collateral Agent and taking such actions as may be reasonably required to maintain perfection of the security interests granted hereunder, (i)  not to change such Company’s name, place of business (or, if such Company has more than one place of business, its chief executive office), state of formation or type of legal entity, (f) to procure, execute and deliver from time to time any endorsements, assignments, financing statements and other writings reasonably necessary or appropriate to perfect, maintain and protect Collateral Agent’s Lien hereunder to the extent required hereby and the priority thereof; (g) to appear in and defend any action or proceeding which may affect its title to or the Collateral Agent’s or Secured Parties’ interest in the Collateral; (h) to keep accurate and complete records of the Collateral and to provide the Collateral Agent with such records and such other information relating to the Collateral as the Collateral Agent may reasonably request from time to time; (i) except pursuant to a transaction permitted by, and subject to the terms of, Section 4.14 of the Indenture, not to surrender or lose possession of (other than to the Collateral Agent for the benefit of itself and the Secured Parties), sell, encumber, lease, rent, or otherwise dispose of or transfer any Collateral or right or interest therein, and to keep the Collateral free of all Liens except Permitted Liens; provided that such Company may sell, lease, transfer, license or otherwise dispose of any of the Collateral if in the ordinary course of business consisting of (i) the sale of inventory, (ii) sales of worn-out or obsolete equipment, (iii) in connection with settlement of litigation where such Company is the plaintiff, and (iv) non-exclusive licenses and similar arrangements for the use of the property of such Company; (j) if requested by the Collateral Agent, to type, print or stamp conspicuously on the face of all original copies of all Collateral consisting of chattel paper a legend satisfactory to the Collateral Agent indicating that such chattel paper is subject to the security interest granted hereby; (k) to collect, enforce and receive delivery of the accounts receivable and payment intangibles in accordance with past practice until otherwise notified by the Collateral Agent; (l) to comply with all requirements of law relating to the production, possession, operation, maintenance and control of the Collateral (including the Fair Labor Standards Act), except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect; and (m) on no more than one occasion per year unless an Event of Default has occurred and is continuing, to permit the Collateral Agent and its representatives the right, at any time during normal business hours, upon reasonable prior notice, to visit and inspect the properties of such Company and its corporate, financial and operating records, and make abstracts therefrom.

7.              Covenants Regarding Intellectual Property. Each Company hereby agrees:

(a)              each Company will perform all acts and execute all documents, including notices of security interest for each relevant type of material registered intellectual property in forms suitable for filing with the Patent and Trademark Office or the Copyright Office, that may be necessary to record, maintain, preserve, protect and perfect the Collateral Agent’s or Secured Parties’ interest in the Collateral, the Lien granted to the Collateral Agent for the benefit of itself and the Secured Parties in the Collateral and the first priority of such Lien.

(b)              Except to the extent that the Collateral Agent gives its prior written consent:

(i)              such Company will not do any act or omit to do any act whereby any material patent registrations may become abandoned or dedicated to the public domain; and

(ii)              such Company will not do any act or omit to do any act whereby any material copyrights or mask works may become abandoned or dedicated to the public domain.

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8.              Authorized Action by the Collateral Agent. Each Company hereby irrevocably appoints the Collateral Agent as its attorney-in-fact (which appointment is coupled with an interest) and agrees that the Collateral Agent may perform (but the Collateral Agent shall not be obligated to and shall incur no liability to any Company or any third party for failure so to do) any act which such Company is obligated by this Security Agreement to perform, and to exercise such rights and powers as such Company might exercise with respect to the Collateral, including the right to (a) collect by legal proceedings or otherwise and endorse, receive and receipt for all dividends, interest, payments, proceeds and other sums and property now or hereafter payable on or on account of the Collateral; (b) enter into any extension, reorganization, deposit, merger, consolidation or other agreement pertaining to, or deposit, surrender, accept, hold or apply other property in exchange for the Collateral; (c) make any compromise or settlement, and take any action it deems advisable, with respect to the Collateral; (d) insure, process and preserve the Collateral; (e) pay any indebtedness of Company relating to the Collateral; (f) file UCC financing statements and execute other documents, instruments and agreements required hereunder; and (g) transfer any Collateral; provided, however, that the Collateral Agent shall not exercise any such powers granted pursuant to subsections (a) through (g) unless an Event of Default has occurred and is continuing. The Companies shall reimburse the Collateral Agent promptly upon demand for any reasonable and documented out-of-pocket costs and expenses, including reasonable and documented attorneys’ fees, the Collateral Agent may incur while acting as any Company’s attorney-in-fact hereunder, all of which costs and expenses are included in the Obligations. It is further agreed and understood between the parties hereto that such care as the Collateral Agent give to the safekeeping of its own property of like kind shall constitute reasonable care of the Collateral when in the Collateral Agent’s possession; provided, however, that the Collateral Agent shall not be required to make any presentment, demand or protest, or give any notice and need not take any action to preserve any rights against any prior party or any other person in connection with the Obligations or with respect to the Collateral.

9.              Litigation and Other Proceedings

(a)              Within its reasonable business judgment, each Company shall have the right and obligation to commence and diligently prosecute such suits, proceedings or other actions for infringement or other damage, or reexamination or reissue proceedings, or opposition or cancellation proceedings as it shall determine in the exercise of its reasonable business judgment, are appropriate to protect any of the material patents, trademarks, copyrights, mask works or trade secrets

(b)              Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent shall have the right but not the obligation to bring suit or institute proceedings in the name of each Company or Secured Parties to enforce any rights in the Collateral, including any license thereunder, in which event each Company shall at the request of the Collateral Agent do any and all lawful acts and execute any and all documents reasonably required by the Collateral Agent in aid of such enforcement. If the Collateral Agent elects not to bring suit to enforce any right under the Collateral, including any license thereunder, each Company agrees to use all reasonable measures, whether by suit, proceeding or other action, to cause to cease any infringement of any right under the Collateral by any Person and for that purpose agrees to diligently maintain any action, suit or proceeding against any Person so infringing necessary to prevent such infringement.

10.              Default and Remedies.

(a)              Default. The Companies shall be deemed in default under this Security Agreement upon the occurrence and during the continuance of an Event of Default under the Notes.

(b)              Remedies. Upon the occurrence and during the continuance of any such Event of Default, the Collateral Agent shall have the rights of a secured creditor under the UCC, all rights granted by this Security Agreement and the other Notes Documents and all rights under applicable law, including, but not limited to, the right to: (a) require each Company to assemble the Collateral and make it available to the Collateral Agent at a place to be designated by the Collateral Agent; and (b) prior to the disposition of the Collateral, store, process, repair or recondition it or otherwise prepare it for disposition in any manner and to the extent the Collateral Agent deems appropriate. Each Company hereby agrees that ten (10) days’ notice of any intended sale or disposition of any Collateral is reasonable. Each Company hereby agrees that upon the occurrence and during the continuance of any Event of Default, such Company will take any action the Collateral Agent reasonably requests in order to transfer any Collateral. Upon the occurrence and during the continuance of any such Event of Default, the Collateral Agent shall have the right to exercise any and all rights as beneficial and legal owner of the Pledged Collateral, including exercising any and all voting, consensual and other rights and powers with respect to any Pledged Collateral. Each Company stipulates that the remedies at law of the Collateral Agent in the event of any Event of Default or threatened default by a Company in the performance of or compliance with any of the terms of this Security Agreement are not and will not be adequate and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise. In furtherance of the Collateral Agent’s and Secured Parties’ rights hereunder, each Company hereby grants to the Collateral Agent and the Secured Parties an irrevocable, non-exclusive license, exercisable without royalty or other payment by the Collateral Agent or Secured Parties, and only in connection with the exercise of remedies hereunder, to use, license or sublicense any patent, trademark, trade name, copyright or other intellectual property in which such Company now or hereafter has any right, title or interest together with the right of access to all media in which any of the foregoing may be recorded or stored, to the extent such intellectual property is used or useful in the non-defense related business of the Company.

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(c)              No Action in Violation of Law. Notwithstanding any other provisions of this instrument, any foreclosure, sale, transfer or other disposition of, or the exercise of any right to vote or consent with respect to, any of the Collateral as provided herein or any other action taken or proposed to be taken hereunder which would affect the operational, voting or other control of any entity holding a construction permit, license, or other authorization issued by any Governmental Authority, shall be made in accordance with any applicable rules and regulations of the Governmental Authority, including, to the extent applicable under the rules and regulations of the Governmental Authority in effect at the time of an Event of Default, any requirement that there be a public or private sale.

(d)              Application of Collateral Proceeds. Excepts as otherwise permitted hereby, the proceeds and/or avails of the Collateral, or any part thereof, and the proceeds and the avails of any remedy hereunder (as well as any other amounts of any kind held by the Collateral Agent or the Secured Parties at the time of, or received by the Collateral Agent or the Secured Parties after, the occurrence of an Event of Default) shall be paid to and applied as follows:

(i)              First, to the payment of costs and expenses, including all amounts expended to preserve the value of the Collateral, of foreclosure or suit, if any, and of such sale and the exercise of any other rights or remedies, and of all proper fees, expenses, liability and advances, including legal expenses and attorneys’ fees, incurred or made hereunder by the Collateral Agent;

(ii)              Second, to the payment of costs and expenses, including all amounts expended to preserve the value of the Collateral, of foreclosure or suit, if any, and of such sale and the exercise of any other rights or remedies, and of all proper fees, expenses, liability and advances, including legal expenses and attorneys’ fees, incurred or made hereunder by the Secured Parties (other than the Collateral Agent);

(iii)              Third, to the payment to Secured Parties of the amount then owing or unpaid to Secured Parties in respect of the Obligations (to be applied first to accrued interest and second to outstanding principal) in accordance with the terms of the Notes Documents, including other payments to be made to third parties from such proceeds;

(iv)              Fourth, to the payment of other amounts then payable to the Collateral Agent or Secured Parties under any of the Notes Documents; and

(v)              Fifth, to the payment of the surplus, if any, to the Companies, their successors and assigns, or to whomsoever may be lawfully entitled to receive the same.

11.              Collateral Agent. The Collateral Agent shall take such action hereunder as shall be reasonably directed by the Required Holders; provided, that, unless and until the Collateral Agent shall have received such directions, the Collateral Agent may (but shall not be obligated to) take such action, or refrain from taking such action, hereunder as it shall deem advisable in the best interests of the Secured Parties and the Collateral Agent shall incur no liability to any Person for so acting or refraining from or delaying acting.

12.              Miscellaneous.

(a)              Notices. Any notice or other communication given hereunder shall be deemed sufficient if in writing and sent by registered or certified mail, return receipt requested, or delivered by hand against written receipt therefor, addressed as follows:

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Collateral Agent:	GLAS Trust Company LLC 3 Second Street, Suite 206 Jersey City, New Jersey 07311 Attention: TMGUS / NEXTNAV INC. Email: tmgus@glas.agency and clientservices.usadcm@glas.agency

Company:	NEXTNAV INC. 11911 Freedom Drive, Ste. 200 Reston, VA 20190 Attention: Christian Gates, Chief Financial Officer Email:

with a copy to:	K&L Gates LLP 599 Lexington Avenue New York, NY 10022 Attention: Robert S. Matlin and Jonathan M. Barron Email:

All notices and other communications will be deemed to have been given (i) if delivered by the United States mail, three (3) Business Days after mailing (five (5) Business Days if delivered to an address outside of the United States), (ii) if delivered by a courier or other delivery service, one (1)  Business Day after dispatch (two (2) Business Days if delivered to an address outside of the United States) and (iii) if personally delivered or sent by email or similar electronic device, upon receipt by the recipient or its agent or employee (which, in the case of a notice sent by email or similar electronic device, will be the time of transmission, except that, if not sent during normal business hours for the recipient, shall be the opening of business on the next Business Day for the recipient). No objection may be made by a party to the manner of delivery of any notice actually received in writing by an authorized agent of such party.

(b)              Termination of Security Interest.

(i)              Upon the payment in full in cash of all Obligations, the security interest granted herein shall terminate and all rights to the Collateral shall revert to the applicable Company. Upon such termination the Collateral Agent and Secured Parties hereby authorize each Company to file any UCC termination statements necessary to effect such termination and the Collateral Agent and Secured Parties shall, at such Company’s expense, execute and deliver to each Company any additional documents or instruments as such Company shall reasonably request to evidence such termination.

(ii)              If any Note Guarantor is released from its Guarantee with respect to the Notes pursuant to the terms of the Indenture, the Liens created hereby on the property and assets of such Note Guarantor shall be automatically released without need for further action by any Person and the Collateral Agent shall, at such Company’s expense, execute and deliver to such Company any documents or instruments as such Company shall reasonably request to evidence such release.

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(iii)              If any of the Collateral shall (x) become an “Excluded Asset” or (y) be sold or disposed of by any Company in a disposition permitted by the Indenture, the Liens created hereby on any such property shall be automatically released without need for further action by any Person and the Collateral Agent shall, at such Company’s expense, execute and deliver to each Company any documents or instruments as such Company shall reasonably request to evidence such release, provided, however, Liens shall continue in any proceeds of such Collateral or Excluded Collateral, as applicable.

(c)              Nonwaiver. No failure or delay on the Collateral Agent’s or Secured Parties’ part in exercising any right hereunder shall operate as a waiver thereof or of any other right nor shall any single or partial exercise of any such right preclude any other further exercise thereof or of any other right.

(d)              Amendments and Waivers. This Security Agreement may not be amended or modified, nor may any of its terms be waived, except by written instruments signed by each Company and the Collateral Agent that identifies itself as an amendment to this Security Agreement. Each waiver or consent under any provision hereof shall be effective only in the specific instances for the purpose for which given.

(e)              Assignments. This Security Agreement shall be binding upon and inure to the benefit of the Collateral Agent, the Secured Parties and each Company and their respective successors and assigns; provided, however, that no Company may sell, assign or delegate rights and obligations hereunder without the prior written consent of the Collateral Agent.

(f)              Cumulative Rights, etc. The rights, powers and remedies of the Collateral Agent and Secured Parties under this Security Agreement shall be in addition to all rights, powers and remedies given to the Collateral Agent and Secured Parties by virtue of any applicable law, rule or regulation of any governmental authority, any Notes Document or any other agreement, all of which rights, powers, and remedies shall be cumulative and may be exercised successively or concurrently without impairing the Collateral Agent’s or Secured Parties’ rights hereunder. Each Company waives any right to require the Collateral Agent or Secured Parties to proceed against any person or entity or to exhaust any Collateral or to pursue any remedy in the Collateral Agent’s or Secured Parties’ power.

(g)              Partial Invalidity. If at any time any provision of this Security Agreement is or becomes illegal, invalid or unenforceable in any respect under the law or any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Security Agreement nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

(h)              Expenses. Each Company shall pay promptly on demand all reasonable and documented out-of-pocket fees and expenses, including reasonable and documented attorneys’ fees and expenses, incurred by the Collateral Agent in connection with custody, preservation or sale of, or other realization on, any of the Collateral or the enforcement or attempt to enforce any of the Obligations which is not performed as and when required by this Security Agreement.

(i)              Tax Payments. Each Company shall pay upon demand any stamp or other taxes, levies or charges of any jurisdiction with respect to the execution, delivery, registration, performance and enforcement of this Security Agreement. Upon request by the Collateral Agent, each Company shall furnish evidence satisfactory to the Collateral Agent that all requisite authorizations and approvals by, and notices to and filings with, governmental authorities and regulatory bodies have been obtained and made and that all requisite taxes, levies and charges have been paid.

(j)              Construction. This Security Agreement and each other Notes Documents is the result of negotiations among, and has been reviewed by, each Company, the Collateral Agent and Secured Parties and their respective counsel. Accordingly, this Security Agreement and the other Notes Documents shall be deemed to be the product of all parties hereto, and no ambiguity shall be construed in favor of or against each Company, the Collateral Agent or Secured Parties.

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(k)              Entire Agreement. This Security Agreement taken together with the other Notes Documents constitute and contain the entire agreement of Company, the Collateral Agent and Secured Parties and supersede any and all prior agreements, negotiations, correspondence, understandings and communications among the parties, whether written or oral, respecting the subject matter hereof.

(l)              Other Interpretive Provisions. References in this Security Agreement and each of the other Notes Documents to any document, instrument or agreement (a) includes all exhibits, schedules and other attachments thereto, (b) includes all documents, instruments or agreements issued or executed in replacement thereof, and (c) means such document, instrument or agreement, or replacement or predecessor thereto, as amended, modified and supplemented from time to time and in effect at any given time. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Security Agreement or any other Notes Document refer to this Security Agreement or such other Notes Document, as the case may be, as a whole and not to any particular provision of this Security Agreement or such other Notes Document, as the case may be. The words “include” and “including” and words of similar import when used in this Security Agreement or any other Notes Document shall not be construed to be limiting or exclusive.

(m)              Governing Law. This Security Agreement shall be governed by and construed in accordance with the laws of the State of New York, without reference to conflicts of law rules (except to the extent governed by the UCC).

(n)              Counterparts. This Security Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall be deemed to constitute one instrument.

(o)              Additional Subsidiaries. The Companies shall cause each Subsidiary of NextNav that is required to become a Note Guarantor pursuant to Section 4.24 of the Indenture to enter into this Security Agreement within the time periods specified in Section 4.24 of the Indenture. Upon execution and delivery by the Collateral Agent and such Subsidiary of an instrument in the form of Exhibit A hereto, such Subsidiary shall become a Company hereunder with the same force and effect as if originally named as a Company herein. The execution and delivery of any such instrument shall not require the consent of any other Company hereunder. The rights and obligations of each Company hereunder shall remain in full force and effect notwithstanding the addition of any new Company as a party to this Security Agreement.

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IN WITNESS WHEREOF, each Company has caused this Security Agreement to be executed as of the day and year first above written.

NEXTNAV INC.

By:
Name: Chris Gates
Title: Chief Financial Officer

NEXTNAV HOLDINGS, LLC

By:
Name: Chris Gates
Title: Chief Financial Officer

NEXTNAV INTERMEDIATE HOLDCO, LLC

By:
Name: Chris Gates
Title: Chief Financial Officer

NEXTNAV, LLC

By:
Name: Chris Gates
Title: Chief Financial Officer

PROGENY LMS, LLC

By:
Name: Chris Gates
Title: Chief Financial Officer

COMMLABS, LLC

By:
Name: Chris Gates
Title: Chief Financial Officer

Signature Page to Security Agreement

10

AGREED:

GLAS TRUST COMPANY LLC, as Collateral Agent

By:____________________
Name:
Title:

Signature Page to Security Agreement

11

ATTACHMENT 1

TO SECURITY AGREEMENT

Except as otherwise set forth in the Security Agreement, all right, title, interest, claims and demands of each Company in and to all personal property and other assets, whether now owned by or owing to, or hereafter from time to time acquired by or arising in favor of such Company (including under any trade name or derivations thereof), and whether owned or consigned by or to, or leased from or to, such Company, and regardless of where located, including:

(i)              All Accounts;

(ii)              All Chattel Paper;

(iii)              All Commercial Tort Claims listed on Schedule B;

(iv)              All Deposit Accounts and cash;

(v)              All Documents;

(vi)              All Equipment;

(vii)              All Fixtures;

(viii)              All General Intangibles;

(ix)              All Goods;

(x)              All Instruments;

(xi)              All Intellectual Property;

(xii)              All cash or cash equivalents;

(xiii)              All Inventory;

(xiv)              All Investment Property;

(xv)              All Letter-of-Credit Rights; and

(xvi)              To the extent not otherwise included, all Proceeds and products of any and all of the foregoing, including all economic rights, and all accessions to, substitutions and replacements for, and rents and profits of each of the foregoing, together with all books and records, customer lists, credit files, computer files, programs, printouts and other computer materials and records related thereto and any General Intangibles at any time evidencing or relating to any of the foregoing.

The term “Intellectual Property” means all intellectual and similar property of every kind and nature now owned or hereafter acquired by a Company that is used or useful in the non-defense related business of a Company, including inventions, designs, patents (whether registered or unregistered), copyrights (whether registered or unregistered), trademarks (whether registered or unregistered), trade secrets, domain names, confidential or proprietary technical and business information, know-how, methods, processes, drawings, specifications or other data or information and all memoranda, notes and records with respect to any research and development, software and databases and all embodiments or fixations thereof whether in tangible or intangible form or contained on magnetic media readable by machine together with all such magnetic media and related documentation, registrations and franchises, and all additions, improvements and accessions to, and books and records describing or used in connection with, any of the foregoing.

All capitalized terms used in this Attachment 1 and not otherwise defined herein, shall have the respective meanings given to such terms in the Uniform Commercial Code of the State of New York as in effect from time to time.

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EXHIBIT A

TO SECURITY AGREEMENT

FORM OF SECURITY AGREEMENT SUPPLEMENT

[Date of Security Agreement Supplement]

GLAS Trust Company LLC

3 Second Street, Suite 206

Jersey City, New Jersey 07311

Attention: TMGUS / NEXTNAV INC.

Email: tmgus@glas.agency and clientservices.usadcm@glas.agency

Ladies and Gentlemen:

Reference hereby is made to (a) the Indenture, dated as of [__], 2025 (as amended, restated, supplemented or otherwise modified from time to time, the “Indenture”), by and among NextNav Inc., a Delaware corporation (“NextNav”), the guarantors party thereto, GLAS Trust Company LLC, as trustee, and GLAS Trust Company LLC, as collateral agent (together with its successors, the “Collateral Agent”), and (b) the Security Agreement, dated as of [__], 2025 (as amended, restated, supplemented or otherwise modified from time to time, the “Security  Agreement”), made by NextNav and the other Companies from time to time party thereto in favor of the Collateral Agent. Capitalized terms defined in the Indenture or the Security Agreement and not otherwise defined herein are used herein as defined in the Indenture or the Security Agreement.

SECTION 1. Grant of Security. As security for the payment, performance or other satisfaction of the Obligations, the undersigned hereby pledges to the Collateral Agent for the benefit of itself and the Secured Parties and grant to the Collateral Agent for the benefit of itself and the Secured Parties a lien on and security interest in all of its right, title and interests in and to all of the Collateral (as defined in the Security Agreement) of the undersigned, whether now owned or hereafter acquired by the undersigned, wherever located and whether now or hereafter existing or arising, including, without limitation, the property and assets of the undersigned set forth on the attached supplemental schedules to the Schedules to the Security Agreement.

SECTION 2. Supplements to Security Agreement Schedules. The undersigned has attached hereto supplemental Schedules A through B to the Security Agreement, and the undersigned hereby certifies, as of the date first above written, that such supplemental Schedules have been prepared by the undersigned in substantially the form of the equivalent Schedules to the Security Agreement, and such supplemental Schedules include all of the information required to be scheduled to the Security Agreement and do not omit to state any information material thereto.

SECTION 3. Representations and Warranties. The undersigned hereby makes each representation and warranty set forth in Sections 4 and 5 of the Security Agreement (as supplemented by the attached supplemental Schedules) to the same extent as each other Company.

SECTION 4. Obligations Under the Security Agreement. The undersigned hereby agrees, as of the date first above written, to be bound as a Company by all of the terms and provisions of the Security Agreement to the same extent as each of the other Companies. The undersigned further agrees, as of the date first above written, that each reference in the Security Agreement to a “Company” shall also mean and be a reference to the undersigned.

SECTION 6. Governing Law. This Security Agreement Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 7. Notes Document. In addition to and without limitation of any of the foregoing, this Security Agreement Supplement shall be deemed to be a Notes Document.

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Very truly yours,

[NAME OF ADDITIONAL COMPANY]

By:
Name:
Title:

14

Acknowledged and Agreed:

GLAS TRUST COMPANY LLC,

as Collateral Agent

By:
Name:
Title:

15